UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2026 (August 25, 2026)

Southern Cross Acquisition II Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-43443	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1412 Broadway

21st Floor Suite 21V

New York, NY 10018

(Address of principal executive offices)

+1 (646) 257-5537

(Registrant’s telephone number, including area code)

____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one ordinary share, $0.0001 par value, one redeemable Warrant to acquire one ordinary share, and one Right to acquire one-fourth of one ordinary share	SCATU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	SCAT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one ordinary share at an exercise price of $11.50	SCATW	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-fourth of one ordinary share	SCATR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 25, 2026, the Registration Statement on Form S-1 (File No. 333-297331) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Southern Cross Acquisition II Corp., a Cayman Islands exempted company (the “Company”), was declared effective by the U.S. Securities and Exchange Commission. On August 27, 2026, the Company consummated the IPO of 7,652,630 units (the “Units”), which includes the partial exercise of the underwriters’ option to purchase an additional 152,630 Units to cover over-allotments. Each Unit consists of one ordinary share, $0.0001 par value per share (each, a “Ordinary Share”), one redeemable warrant (the “Warrant”), each Warrant entitling the holder thereof to purchase one Ordinary Share at an exercise price of $11.50 per share, and one right (each, a “Right”), each Right entitling the holder thereof to receive one-fourth of one Ordinary Share upon the completion of the Company’s initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $76,526,300.

Substantially concurrently with the closing of the IPO, the Company completed the private sale of an aggregate of 224,932 units (the “Private Units”) to the Company’s Sponsor, Southern Cross Acquisition II Sponsor Corp., a Cayman Islands exempted company (the “Sponsor”), and D. Boral Capital LLC, the representative of the underwriters of the IPO (the “Representative”). Each Private Unit consists of one Ordinary Share, one Warrant (the “Private Warrants”), and one Right (the “Private Rights”). The Private Units are identical to the Units sold in the IPO, subject to limited exceptions as further described in the Registration Statement. The Private Units were sold at $10.00 per Unit, generating gross proceeds of $2,249,320.

The Company also issued to the Representative 153,053 Ordinary Shares as part of the underwriting compensation (the “Representative Shares”) on the closing of the IPO. The Representative Shares are identical to the Ordinary Shares included in the Units, except that the Representative has agreed not to transfer, assign, sell, pledge, or hypothecate any such Representative Shares, or subject such Representative Shares to hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person until 180 days immediately following the commencement of sales of the IPO pursuant to FINRA Rule 5110(e)(1), subject to exceptions pursuant to FINRA Rule 5110(e)(2), other than (i) the Representative or an underwriter or selected dealer in connection with the IPO, or (ii) a bona fide officer or partner of the Representative or of any such underwriter or selected dealer. In addition, the Representative has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of the Company’s initial business combination, (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if the Company fails to complete its initial business combination within the period as provided in the Company’s Amended and Restated Memorandum and Articles of Association, and (iii) to vote the Representative Shares in favor of any proposed business combination.

In connection with the IPO, the Company entered into the following agreements, the forms of which were previously filed as exhibits to the Registration Statement:

●	the Underwriting Agreement, dated August 25, 2026 (the “Underwriting Agreement”), between the Company and the Representative;

●	the Warrant Agreement, dated August 25, 2026, between the Company and VStock Transfer, LLC (“VStock”), as warrant agent (the “Warrant Agreement”);

●	the Rights Agreement, dated August 25, 2026, between the Company and VStock, as rights agent (the “Rights Agreement”);

●	the Securities Transfer Agreements, dated August 25, 2026, among the Company and certain officers and directors of the Company (the “Securities Transfer Agreements”);

●	the Private Unit Subscription Agreement, dated August 25, 2026, among the Company, the Sponsor, and the Representative;

●	the Investment Management Trust Agreement, dated August 25, 2026, between the Company and Equiniti Trust Company, LLC (“Equiniti”), as trustee;

●	the Registration Rights Agreement, dated August 25, 2026, among the Company, the Sponsor, the Representative, and certain officers and directors of the Company;

●	the Letter Agreement, dated August 25, 2026, among the Company, the Sponsor, the Representative, and certain officers and directors of the Company; and

●	the Indemnity Agreement, dated August 25, 2026, between the Company and each of the officers and directors of the Company.

The Underwriting Agreement is filed as Exhibit 1.1, the Warrant Agreement is filed as Exhibit 4.1 and the Rights Agreement is filed as Exhibit 4.2, and the other agreements set forth above are filed as Exhibits 10.1 to 10.8, respectively, to this report, and each of such exhibits is incorporated by reference herein.

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Item 3.02 Unregistered Sales of Equity Securities

Substantially concurrently with the closing of the IPO, the Company completed the private sale of an aggregate of 224,932 Private Units to the Sponsor and the Representative for an aggregate purchase price of $2,249,320. The Private Units are identical to the Units issued in the IPO, except that the holders have agreed not to transfer, assign or sell any of the Private Units and the underlying securities (except for certain permitted transferees) until the completion of the Company’s initial business combination. The issuance of the Private Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on August 26, 2026, in connection with the listing of the Company’s Units on the Nasdaq Capital Market, Hongmei Zhao, Wenhua Qian, and Zhiqiang Du became directors of the Company.

The board of directors of the Company has determined that each of Hongmei Zhao, Wenhua Qian, and Zhiqiang Du are independent directors under the requirements of the Nasdaq listing standards and under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and has determined that Zhiqiang Du qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act. Hongmei Zhao, Wenhua Qian, and Zhiqiang Du will serve as members of the audit committee and the compensation committee, with Zhiqiang Du serving as chair of the audit committee, and Hongmei Zhao serving as chair of the compensation committee.

On or about August 25, 2026, the Sponsor transferred 15,000 Ordinary Shares to our Chief Executive Officer, Ally Tong Zhang, 10,000 Ordinary Shares to our Chief Financial Officer, Xin Wang, and 10,000 Ordinary Shares to our independent directors, Hongmei Zhao, Wenhua Qian, and Zhiqiang Du (each independent director for 10,000 Ordinary Shares), at approximately $0.0087 per share. The Company will reimburse the officers and directors for reasonable out-of-pocket expenses incurred by them in connection with certain activities on the Company’s behalf such as identifying and investigating possible target businesses and business combinations.

Other than as set forth in Item 1.01 of this report and the Registration Statement, none of the directors mentioned above are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions involving the Company required to be disclosed under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to the Memorandum and Articles of Association.

On August 25, 2026, the Company adopted, by special resolution, its Amended and Restated Memorandum and Articles of Association, effective from the effective time and date of the Company’s registration statement on Form 8-A in connection with the IPO. The Amended and Restated Memorandum and Articles of Association is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 8.01 Other Events.

A total of approximately $76,717,616, from the proceeds of the IPO and the sale of the Private Units (net of transaction expenses and working capital) were placed in the Company’s trust account. Except with respect to interest earned on the funds in the trust account that may be released to the Company to pay its taxes and dissolution expenses, the proceeds from the IPO and the sale of the Private Units held in the trust account will not be released until the earliest of (i) the completion of the Company’s initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association to (A) modify the substance or timing of the Company’s obligation to allow redemption in connection with an initial business combination or to redeem 100% of the Company’s public shares if the Company does not complete the Company’s initial business combination within 12 months from the consummation of the IPO, or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, and (iii) the redemption of all the Company’s public shares if the Company is unable to complete its initial business combination within 12 months from the consummation of the IPO, subject to applicable law.

On August 25, 2026, the Company issued a press release, a copy of which is filed as Exhibit 99.1 to this report, announcing the pricing of the IPO.

On August 27, 2026, the Company issued a press release, a copy of which is filed as Exhibit 99.2 to this report, announcing the closing of the IPO.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits
1.1	Underwriting Agreement, dated August 25, 2026, by and between the Company and the Representative.

3.1	Amended and Restated Memorandum and Articles of Association, dated August 25, 2026.

4.1	Warrant Agreement, dated August 25, 2026, between the Company and VStock, as warrant agent.

4.2	Rights Agreement, dated August 25, 2026, between the Company and VStock, as rights agent.

10.1	Securities Transfer Agreement, dated August 25, 2026, between the Company and Chief Executive Officer of the Company.

10.2	Securities Transfer Agreement, dated August 25, between the Company and Chief Financial Officer of the Company.

10.3	Securities Transfer Agreement, dated August 25, among the Company and certain directors of the Company.

10.4	Private Unit Subscription Agreement, dated August 25, 2026, among the Company, the Sponsor, and the Representative.

10.5	Investment Management Trust Agreement, dated August 25, 2026, between the Company and Equiniti, as trustee.

10.6	Registration Rights Agreement, dated August 25, 2026, among the Company, the Sponsor, the Representative, and certain officers and directors of the Company.

10.7	Letter Agreement, dated August 25, 2026, among the Company, the Sponsor, the Representative, and certain officers and directors of the Company.

10.8	Indemnity Agreement, dated August 25, 2026, among the Company and certain officers and directors of the Company.

99.1	Press Release, dated August 25, 2026.

99.2	Press Release, dated August 27, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southern Cross Acquisition II Corp.

Date: August 27, 2026	By:	/s/ Ally Tong Zhang
	Name:	Ally Tong Zhang
	Title:	Chief Executive Officer

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